Exhibit 99.1

Contact: Richard Fish Chief Financial Officer 720-479-3538 rfish@wideopenwest.com

WOW! Announces Definitive Agreement to Divest Its South Dakota Systems for Approximately $262 Million to Clarity Telecom

ENGLEWOOD, CO — (June 12, 2014) - WOW! Internet, Cable & Phone (“WOW!”) and Clarity Telecom (“Clarity”) today announced that it has entered into a definitive agreement under which Clarity will acquire WOW!’s Rapid City and Sioux Falls, South Dakota systems for gross proceeds of approximately $262 million in cash, subject to certain adjustments set forth in the agreement.

The South Dakota systems had total customers and RGUs of approximately 52,700 and 110,600, respectively, as of March 31, 2014 and generated annual revenues of approximately $81.1 million during the year-ended December 31, 2013.  The $262 million purchase price represents a purchase multiple of approximately 8.2x on the year-ended December 31, 2013 Adjusted EBITDA associated with the South Dakota systems.

“The sale of the South Dakota systems enhances our operating efficiencies and enables us to continue focusing more aggressively on our long-term strategic initiatives,” said Steven Cochran, CEO of WOW!.  “I’m especially pleased that the agreement with Clarity enables our employees and customers to connect with a company that will focus on growing these systems aggressively.  Jim Gleason and his team are some of the most respected and knowledgeable cable operators in the industry and our South Dakota employees are a skilled team, dedicated to serving their customers.”

“We’re delighted to acquire the South Dakota networks from WOW! and are equally excited to start a new platform in the broadband communications industry,” said Jim Gleason, CEO of Clarity Telecom.  “The South Dakota markets offer tremendous opportunity and we look forward to working with the WOW! employees located in the region.  The communities served in South Dakota, southwest Minnesota and northwest Iowa will be the focus of the company and will be the platform to build upon for future acquisitions and growth.”

The sale is expected to close in the late third or early fourth quarter of 2014, following the satisfaction of regulatory requirements and other customary closing conditions.

RBC Capital Markets acted as financial advisor to WOW! on the transaction.

Use of Non-GAAP Financial Measures and Operating Metrics

We refer in this press release to certain non-GAAP financial measures including Adjusted EBITDA.  We believe that this non-GAAP measure enhances an investor’s understanding of our financial performance.  We believe that this non-GAAP measure is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.  We believe that this non-GAAP measure provides investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures.  We use this non-GAAP measure for business planning purposes and in measuring our performance relative to that of our competitors.  We believe this non-GAAP measure is commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fees to related party, the write-up or write-off of any asset, debt modification expenses, loss on extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our credit facilities.  Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and our use of the term Adjusted EBITDA varies from others in our industry.  Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  For example, Adjusted EBITDA:

•                  excludes certain tax payments that may represent a reduction in cash available to us;

•                  does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•                  does not reflect changes in, or cash requirements for, our working capital needs; and

•                  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt.

See “Unaudited Reconciliations of Non-GAAP Measures to GAAP Measures” in our Earnings Release for the first quarter ended March 31, 2014 as filed with the U. S. Securities and Exchange Commission (“SEC”) on May 9, 2014 for reconciliations of Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP financial measure. Our estimate of Adjusted EBITDA associated with the South Dakota systems presented herein is intended solely for purposes of calculating the multiple discussed above and is not intended as a report on the operating results of the South Dakota systems.  The operating results of the South Dakota systems are not separately reported in our periodic reports, and therefore we cannot reconcile the Adjusted EBITDA of the South Dakota systems to the most directly comparable GAAP financial measure.

In addition, we use the operating metrics customers and RGUs in this release.  Because we deliver multiple services to our customers, we report the total number of customers as those who receive at least one of our video (“Video”), high-speed data (“HSD”) or telephony (“Telephony”) services, without regard to which or how many of those services they subscribe.  We report Video subscribers as the number of basic cable subscribers and do not include customers who only subscribe to HSD or Telephony services in this total.  The combined total of Video, HSD and Telephony subscribers is referred to as Revenue Generating Units (“RGUs”).

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements reflect management’s current views with respect to future events and financial performance.  The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.  Actual results may differ materially from those expected because of various risks and uncertainties.  You should review our filings with the SEC, including the section titled “Risk Factors” contained in our Form 10-K Annual Report filed with the SEC on March 17, 2014.

About WOW!

WOW! has been one of the nation’s leading providers of high-speed Internet, cable TV, and phone serving communities in Illinois, Michigan, Indiana and Ohio since 2001.  In July 2012, WOW! acquired Knology, Inc. and began serving communities in the Southeast and Midwest.  WOW!’s operating philosophy is to deliver an employee and customer experience that lives up to its name.  WOW! is privately owned and controlled by Avista Capital Partners.  For more information, please visit www.wowway.com.

About Clarity Telecom

Clarity Telecom is a new platform company in the broadband communications industry focusing on Internet, Cable Television and Telephone and is founded by Jim Gleason, Keith Davidson and Larry Eby as well as private equity firm Pamlico Capital of Charlotte, North Carolina.  The Clarity management team and Pamlico are the former owners of NewWave Communications which was divested in 2013.  The management team has operated cable and telecommunications businesses for more than 20 years and is headquartered in Sikeston, Missouri.

About Pamlico Capital

Pamlico Capital is a private equity firm founded in 1988 which primarily invests in lower middle market companies in the U.S.  Pamlico Capital seeks control-oriented growth equity investments of up to $100 million alongside proven management teams in its target industries; business & technology services, communications, and healthcare.  Since inception, the firm, based in Charlotte, NC, has invested over $3 billion.  For additional information, please visit www.pamlicocapital.com.